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                                                                    Exhibit 23.1






                       CONSENT OF INDEPENDENT ACCOUNTANTS






We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-61772 and 333-42275), on Form S-4 (No. 333-93243), and on Form S-8 (Nos. 333-61768, 333-70859, 033-52557, 33-27032,
2-81757, 333-81085) of Philadelphia Suburban Corporation of our report dated February 1, 2002 relating to the consolidated financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.





/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
March 19, 2002